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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44337) pertaining to the Employee Stock Purchase Plan of CTC Communications Corp., the Registration Statement (Form S-8 No. 333-17613) pertaining to the 1996 Stock Option Plan of CTC Communications Corp. and the Registration Statement (Form S-8 No. 333-68767) pertaining to the 1998 Incentive Plan, the 1996 Stock Option Plan and the Employee Stock Purchase Plan of CTC Communications Corp. of our report dated May 19, 1999, except for Notes 7 and 10, as to which the date is June 30, 1999, with respect to the financial statements and schedule of CTC Communications Corp. included in the Annual Report (Form 10-K/A) for the year ended March 31, 1999.


                                      /s/ Ernst & Young LLP

                                          Ernst & Young LLP

Boston, Massachusetts
July 14, 1999